EXHIBIT 99.1

BioCryst Appoints Alan G. Levin to Board of Directors

RESEARCH TRIANGLE PARK, N.C., Feb. 25, 2020 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced that the company has appointed former Pfizer chief financial officer (CFO), Alan G. Levin, to its board of directors (BOD).

In addition to his 20-year career at Pfizer, Mr. Levin served as CFO of Endo Pharmaceuticals, Inc. over a five-year period where the company experienced a nearly 400 percent increase in its market capitalization.

He currently serves on the BOD of Diffusion Pharmaceuticals, Inc., a development stage company focused on therapeutics to enhance the effectiveness of treatments for stroke and cancer, and on the advisory board of Auven Therapeutics, a global private equity fund that acquires and pursues accelerated development of breakthrough therapeutic drugs, prior to licensing them to commercial partners.

From 2014 through 2019, Mr. Levin served on the BOD of Aceto Corporation, a multinational company involved in the sale and distribution of generic drugs, pharmaceutical intermediates and performance chemicals. He also serves on the BOD of the Critical Path Institute, a nonprofit collaboration between the U.S. Food and Drug Administration and the pharmaceutical industry, focused on streamlining and accelerating the development and regulatory pathways for innovative medicines.

“With a significant therapy nearing approval this year, and a pipeline of home-grown oral medicines for rare diseases right behind it, BioCryst is transitioning into a commercial company positioned for long-term success delivering innovative medicines to patients. I look forward to adding my contribution to the outstanding board and management team,” said Mr. Levin.

“We welcome Alan and the exceptional experience he brings from 20 years in leadership at one of the world’s most successful pharmaceutical companies, combined with his deep understanding of biotech and finance,” said Robert Ingram, chairman of BioCryst.

Mr. Levin is an audit committee financial expert, as defined by the Securities and Exchange Commission, and is a certified public accountant.  He holds a bachelor’s degree from Princeton University and a master’s degree from New York University’s Stern School of Business.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals discovers novel, oral, small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. BioCryst has several ongoing development programs including berotralstat (BCX7353), an oral treatment for hereditary angioedema, BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases, galidesivir, a potential treatment for Marburg virus disease and Yellow Fever, and BCX9250, an ALK-2 inhibitor for the treatment of fibrodysplasia ossificans progressiva. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that we may not receive regulatory approval of berotralstat within the timeframe expected, or at all; we may learn of previously unknown issues; ongoing or future studies, including any related to berotralstat, may take longer or be more expensive than planned; and in the event that berotralstat is approved in any territory, we or our partners may be unable to successfully commercialize as expected.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com